Exhibit 99.1

Investor and Media Contact:	Steve Zenker
(239) 498-8066
stevezenker@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI Reports Second Quarter 2007 Results

Second Quarter Financial Highlights:

•	Net loss: $33.2 million

•	Basic and diluted EPS: loss of $0.79

•	Recorded pre-tax impairments and write-offs of $36.0 million

•	Revenues: $241.8 million – down 54.2%

•	Gross new orders: $155.7 million – down 50.1%

•	Backlog at June 30, 2007: $635.6 million

•	Generated cash flow from operating activities and investing activities of $119.8 million YTD as of June 30, 2007—$86.3 million from operating and $33.5 million from investing activities

Bonita Springs, FL (August 22, 2007) – WCI Communities, Inc. (NYSE: WCI), a leading builder of traditional and tower residences in highly amenitized lifestyle communities, today reported its results for the second quarter of 2007. For the three months ended June 30, 2007, WCI reported a net loss of $33.2 million, compared with a gain of $22.7 million in the second quarter of 2006. Diluted earnings per share (EPS) was a loss of $0.79 compared to a gain of $0.52 for the same period a year ago. During the quarter, the company completed the sale of a non-golf recreation facility for $47.5 million, which generated an after-tax gain of $11.5 million, or $0.27 per share. Earnings from this recreation facility are characterized as earnings from discontinued operations and the related cash flows are classified in as investing activities. Earnings from continuing operations declined to a loss of $1.07 versus a gain of $0.50 from continuing operations in the same period a year ago. Revenues for the second quarter of 2007 were $241.8 million, compared with $527.7 million for the second quarter of 2006, a 54.2% decrease. Overall company gross margin for the second quarter of 2007 was negative versus 19.0% for the second quarter of 2006.

“WCI continued to focus on reducing costs and generating cash flow in the second quarter,” said Jerry Starkey, President and CEO of WCI Communities. “Year-to-date, WCI has generated $119.8 million in cash flow from operating and investing activities and expects to end 2007 having generated a combined $530 million to $730 million ($520 million to $720 million from operating activities and

WCI Reports Second Quarter 2007 Results

August 22, 2007

$10 million from investing activities), in large part as a result of closing ten towers, including our two largest towers ever constructed.” Starkey continued, “Land sales and recreational amenity conversions are an important part of WCI’s business model and we are actively marketing numerous land parcels, including commercial, mixed/use and residential land, as well as recreational assets. We estimate that the aggregate value of these assets range from about $200 million to $300 million. Many of these assets were acquired or developed more than five years ago and are expected to generate significant profits in addition to cash flow. The upper range of our projected cash flow for this year includes approximately $60 million or so from this pool of assets.” The Company’s expected cash flow from operations assume that about 500 to 600 traditional homes close in the second half of the year. The backlog of almost 700 traditional homes as of June 30, 2007 includes about 500 homes scheduled to close by year end.

For the six month period ended June 30, 2007, the net loss totaled $49.0 million compared with a gain of $62.9 million during the first half of 2006. Diluted EPS from continuing operations declined to a loss of $1.46 versus a gain of $1.38 for the same period a year ago. Revenues decreased 47.2% to $580.5 million from $1.10 billion in the year earlier period. Excluding impairments of $37.1 million, gross margin as a percent of revenue totaled 12.1% versus 21.1% in the year earlier period.

For the three months ended June 30, 2007, the aggregate value of Traditional and Tower Homebuilding net orders fell 96.2% over the same period a year ago to $9.1 million, while the number of unit orders declined 82.6% to 50. Absent Tower defaults and Traditional Homebuilding cancellations, gross new orders for the period versus a year ago declined 46.5% to 216 with a value of $155.7 million, down 50.1%.

Traditional Homebuilding

Second quarter 2007 revenues for Traditional Homebuilding, including lot sales, fell 30.6% to $178.9 million from $257.9 million for the second quarter of 2006. The company closed 217 homes compared with 372 for the same period a year ago. Florida revenues totaled $130.2 million or 72.8% of total Traditional Homebuilding revenues versus $204.7 million or 79.4% for the second quarter of 2006. Revenues from WCI’s Northeast Division accounted for 12.0% of Traditional Homebuilding revenues during the second quarter of 2007 vs. 10.2% during the same period a year ago and the company’s Mid-Atlantic Division accounted for 15.2% and 10.4% for the second quarters of 2007 and 2006, respectively. Gross margin as a percentage of revenue for Traditional Homebuilding

WCI Reports Second Quarter 2007 Results

August 22, 2007

totaled 1.3% for the second quarter of 2007, down from 20.8% in the same period a year ago, due in large part to impairment charges and write-offs of $17.5 million recorded this quarter to reflect lower anticipated selling prices on traditional home inventories and the utilization of significant discounts and incentives to sell finished spec inventory. Excluding impairments, gross margin as a percent of revenues would have been 11.0%.

For the six month period ended June 30, 2007, Traditional Homebuilding revenues decreased 27.9% to $393.2 million. The company closed 523 homes compared with 864 for the same period a year ago. Gross margin as a percentage of revenue declined to 9.6% vs. 21.8% for the first six months of 2006. Excluding impairments, gross margin as a percent of revenue would have been 14.2%.

For the second quarter of 2007, the number of gross and net orders declined 43.4% and 57.4%, respectively. The value of Traditional Homebuilding gross orders declined 42.8% to $143.1 million and the value of net orders dropped 64.9% to $63.6 million. The cancellation rate for the second quarter of 2007 was 47.8%, up from 19.7% in the first quarter of the year. Cancellations during the quarter totaled 98, down from 111 during the same period a year ago. The average price for Traditional Homebuilding gross orders for the second quarter of 2007 rose 1.0% to $698,000 compared with $691,000 for the second quarter of 2006, due to mix changes and despite a higher percentage of discounts during the quarter — approximately 16.8% compared to approximately 6.5% on orders in the same period a year ago. In total, 120 gross spec homes were sold during the quarter, with an average projected gross margin as a percent of revenues of 7.4%, approximately 620 basis points below the average gross margin percentage of 13.6% projected for the 85 gross to-be-built orders for the quarter.

Tower Homebuilding

For the three months ended June 30, 2007, revenues in the Tower Homebuilding Division decreased 99.0% to $2.1 million from $214.4 million for the same period a year ago, primarily due to the reversal of revenue during the quarter related to reserved tower defaults as well as less progression of building percentage of completion among the towers under construction. There were 7 towers with a total projected sell-out value of $1.3 billion under construction during the quarter compared with 21 towers, with a projected total sellout value of $2.3 billion under construction and recognizing revenue during the second quarter 2006. Tower Homebuilding gross margin dollars for the second quarter of 2007 totaled a negative $16.7 million. Excluding impairment charges related to finished units located

WCI Reports Second Quarter 2007 Results

August 22, 2007

at two towers, one in SW Florida and one in Lost Key, that totaled $18.5 million, the division would have reported $1.8 million of gross margin. The normal relationship between Tower Homebuilding revenue and gross margin was not evident this quarter as the reversal of revenue and gross margin related to Tower defaults and the increase in the tower default reserve resulted in variances that obscured typical trends. During each quarter, the company reviews the cost estimates for each tower under construction and makes adjustments to reflect actual increases or decreases in current and expected future costs. For the second quarter of 2007, $13.3 million of unfavorable adjustments (including adding $5.6 million to the default reserve) were made related to towers completed or under construction. In addition to increasing the default reserve, these adjustments included additional construction costs as a result of design revisions, additional estimated interest costs associated with longer tower construction cycles, increases in building insurance costs, and discounts and incentives anticipated in future periods given the current selling environment.

For the first half of 2007, revenues in the Tower Homebuilding Division fell 82.5% to $76.1 million. Gross margin as a percentage of revenue turned negative from 22.8% in the same period last year, due principally to the finished unit impairment charges, the reversal of revenue and gross margin on reserved defaulted units and the cost adjustments referenced above.

Tower Homebuilding orders for the second quarter of 2007 were negative as the 68 defaults recorded during the quarter outnumbered 11 gross new orders. Finished units sold during the quarter totaled six. The average gross order price for Tower Homebuilding units sold in the second quarter of 2007 was $1.1 million compared with $1.5 million in the period a year ago, driven by changes in the mix of units sold. During the quarter, the company completed and delivered two towers, consisting of 134 units, and experienced 16 defaults through August 17 2007. Another 62 sold units have yet to close, and the company currently estimates 31 of those units will ultimately default. For the six months ended June 30, 2007, six towers with 625 units were completed and delivered with a total of 79 defaults. In total, the default rate year-to-date is 17%. Tower Homebuilding backlog at June 30, 2007 totaled $110.2 million, compared with $550.8 million at June 30, 2006. For the balance of the year, four towers, containing 657 units, of which 587 are sold, are expected to close, with three towers expected to begin delivering tower residences in the third quarter and one tower expected to begin closings in the fourth quarter.

WCI Reports Second Quarter 2007 Results

August 22, 2007

Real Estate Services

Revenues for the Real Estate Services Division for the second quarter 2007 were $27.4 million, a 17.5% decrease from the $33.2 million recorded for the same period a year ago. The decline was primarily due to the slowing market for new and resale homes during the quarter. Gross margin as a percentage of revenue for the period was 9.0% compared with 9.1% in the second quarter 2006.

For the six month period, revenues in the Real Estate Services Division totaled $53.0 million, down 16.8% from the $63.7 million recorded for the six months ended June 30, 2006. Gross margin as a percentage of revenue over the period decreased to 8.6% from 9.1% in the same period a year ago primarily due to less operating leverage in the company’s real estate brokerage businesses during the first quarter of 2007.

Other Items

Revenues for the Amenities Division for the second quarter 2007 were $19.0 million, almost even with the $19.1 million recorded in the same period a year ago. Gross margin totaled a loss of $732,000 for the second quarter 2007 versus a loss of $878,000 in the second quarter of 2006.

Land sale revenues for the second quarter 2007 totaled $12.6 million compared with $965,000 for the second quarter of 2006. Gross margin as a percentage of land sales revenue equaled 47.1% for the second quarter of 2007.

Other income for the second quarter of 2007 totaled $363,000 versus $701,000 for the second quarter of 2006. The company also recorded a second quarter gain of $3.9 million from insurance recoveries related to damage incurred in 2005 from Hurricane Wilma.

Selling, general, and administrative expenses including real estate taxes (SG&A) as a percentage of revenue for the second quarter 2007 totaled 20.6%, up from 9.9% in the second quarter of the previous year due to lower revenues in 2007. For the six months ended June 30, 2007, SG&A of $96.7 million was 6.9% lower than for the same period last year. During the second quarter, WCI incurred professional fees of approximately $3.5 million related to the company’s recently settled proxy contest and preparations for a possible sale of the company. It also incurred charges of approximately $750,000 to cover severance costs associated with workforce reductions during the quarter and a charge of approximately $950,000 for unoccupied lease space. Over the last 16 months,

WCI Reports Second Quarter 2007 Results

August 22, 2007

the company has reduced its workforce by over 33% or 1,300 employees, which is expected to produce a savings of over $60 million per year, and continues to evaluate and adjust the size of the workforce.

Cash Flow/Financial Position/Balance Sheet

For the six months ended June 30, 2007, cash flow from operating activities and investing activities totaled $119.8 million—$86.3 million from operating activities and $33.5 million from investing activities, compared with cash used of $382.0 million in the same period a year ago.

As previously announced, on August 17, 2007, WCI amended its Credit Facility, the Term Loan Agreement and the revolving credit $390 million construction loan (Tower Facility) The amendments are intended to provide for, among other things, greater operational flexibility in the current market environment. The amendments permit certain changes in the composition of WCI’s Board of Directors without triggering a change of control, adjust the pricing of the loans under the facilities, provide for certain commitment reductions, provide collateral for the loans, adjust certain financial coverage ratios (effective 6/30/07), and make certain other modifications. The Company’s borrowing capacity under the Revolving Credit Facility has been reduced from $850 million to $700 million, with subsequent reductions to $600 million on July 1, 2008, and to $550 million on July 1, 2009. The Term Loan Agreement has been reduced from $300.0 million to $262.5 million, with a subsequent reduction to $225.0 million on July 1, 2008. As of June 30, 2007, the balance on the Revolving Credit Facility was $360.6 million, the balance on the Term Loan Agreement was $300.0 million, and the balance on the Tower Facility was $353.7 million.

Total liquidity, measured as the sum of cash plus available capacity under the revolving facility, totaled approximately $315.0 million at August 17, 2007. In addition, letters of credit of $43.6 million were outstanding as of August 17, 2007.

Recent Developments

As previously announced, WCI entered into a settlement agreement with the Icahn Group. In connection with the settlement agreement, the WCI Board of Directors approved a slate of nominees which will be submitted for shareholder approval on August 30, 2007. As part of this agreement, the Icahn Group agreed to withdraw its slate of nominees for the Board, effectively ending its proxy contest. Pursuant to the agreement, the Company agreed to raise the trigger under its limited

WCI Reports Second Quarter 2007 Results

August 22, 2007

duration Shareholder Rights Plan from 15% to 25%. The complete agreement between WCI and the Icahn Group can be viewed under the SEC heading in the Investor Relations section of the Company’s website.

Information on Website

In connection with the Icahn Parties’ participation in the WCI sale process, WCI provided the Icahn Parties certain non-public information pursuant to a confidentiality agreement. In connection with the settlement discussed above, WCI agreed to post certain information provided to the Icahn Parties that may be deemed material on its website at www.wcicommunities.com under the Other Information tab in the Investor Relations section. That information posted to this website is outdated, has not been updated, and does not reflect management’s current intentions or expectations. As a result, the information should not be relied upon.

Conference Call

WCI will conduct a conference call today at 10:00 AM EDT in conjunction with this news release. The call will be broadcast live at http://www.wcicommunities.com in the Investor Relations area or can be accessed by telephone at (303) 205-0055 and asking for the WCI Communities conference call. A replay will be available after the call for a period of 36 hours by dialing (303) 590-3000 and entering conference code 11094554. The replay will also be available on the company’s website. A slide presentation will accompany the call and can be accessed on the company’s website in the Investor Relations section.

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 19,000 traditional and tower homes.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

WCI Reports Second Quarter 2007 Results

August 22, 2007

Forward-looking statements:

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to amend its bank agreements as needed from time to time to obtain covenant relief during the market downturn; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to collect contract receivables from buyers purchasing homes as investments; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the level of consumer confidence; the negative impact of claims for contract rescission or cancellation by contract purchasers due to various factors including the increase in the cost of condominium insurance; adverse legislation or regulations; unanticipated litigation or adverse legal proceedings; ability to retain employees; changes in generally accepted accounting principles; natural disasters; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

WCI Reports Second Quarter 2007 Results

August 22, 2007

WCI Communities, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2007	December 31, 2006
Assets

Cash and cash equivalents	$22,168	$41,876
Contracts receivable	925,530	1,269,549
Real estate inventories	1,980,901	1,955,793
Property and equipment	242,120	274,720
Other assets	297,813	289,921

Total assets	$3,468,532	$3,831,859

Liabilities and Shareholders’ Equity

Accounts payable, accruals and other liabilities	$675,244	$862,353

Debt obligations:
Senior revolving credit facility	360,600	503,846
Senior term note	300,000	300,000
Mortgages and notes payable	371,456	363,261
Senior subordinated notes	525,000	525,000
Junior subordinated notes	165,000	165,000
Contingent convertible senior subordinated notes	125,000	125,000

Total debt obligations	1,847,056	1,982,107

Total shareholders’ equity	946,232	987,399

Total liabilities and shareholders’ equity	$3,468,532	$3,831,859

Other Balance Sheet Data
Debt	$1,847,056	$1,982,107
Shareholders’ equity	946,232	987,399

Capitalization	$2,793,288	$2,969,506

Ratio of debt to capitalization	66.1%	66.7%

Debt, net of cash and cash equivalents	$1,824,888	$1,940,231
Shareholders’ equity	946,232	987,399

Capitalization, net of cash and cash equivalents	$2,771,120	$2,927,630

Ratio of net debt to net capitalization	65.9%	66.3%

Shareholders’ equity per share	$22.50	$23.57

WCI Reports Second Quarter 2007 Results

August 22, 2007

WCI Communities, Inc.

Selected Revenues and Earnings Information

(Dollars in thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
REVENUES
Homebuilding:
Homes	$171,283	$253,799	$385,356	$534,061
Lots	7,659	4,139	7,796	11,053

Total traditional	178,942	257,938	393,152	545,114
Towers	2,130	214,434	76,114	433,829

Total homebuilding	181,072	472,372	469,266	978,943

Real estate services	27,379	33,233	53,000	63,671
Amenity membership and operations	19,007	19,120	42,156	43,815
Land sales	12,598	965	12,598	6,117
Other	1,705	2,044	3,472	4,091

Total revenues	241,761	527,734	580,492	1,096,637

GROSS MARGIN
Homebuilding:
Homes	(224)	52,373	35,313	115,524
Lots	2,479	1,237	2,467	3,430

Total traditional	2,255	53,610	37,780	118,954
Towers	(16,723)	44,520	(15,888)	99,028

Total homebuilding	(14,468)	98,130	21,892	217,982

Real estate services	2,472	3,035	4,574	5,812
Amenity membership and operations	(732)	(878)	594	(137)
Land sales	5,937	(54)	5,867	3,451
Other	28	(71)	99	44

Total gross margin	(6,763)	100,162	33,026	227,152

OTHER INCOME AND EXPENSES
Equity in losses (earnings) from joint ventures	291	(251)	(495)	(51)
Other income	(363)	(701)	(852)	(2,156)
Hurricane recoveries	(3,881)	—	(5,393)	—
Selling, general and administrative, including real estate taxes, net	49,836	52,108	96,739	103,881
Depreciation and amortization	5,577	6,352	11,232	12,588
Interest expense, net	18,271	7,206	34,635	10,410
Expenses related to early repayment of debt	—	—	—	455

(Loss) income from continuing operations before minority interests and income taxes	(76,494)	35,448	(102,840)	102,025
Minority interests	1,415	74	822	(1,266)
Income tax (benefit) expense	(30,215)	13,469	(40,634)	39,075

(Loss) income from continuing operations	(44,864)	22,053	(61,384)	61,684
Income from discontinued operations, net of tax	157	622	866	1,232
Gain on sale of discontinued operations, net of tax	11,490	—	11,490	—

Net (loss) income	$(33,217)	$22,675	$(49,028)	$62,916

(LOSS) EARNINGS PER SHARE:
Basic:
From continuing operations	$(1.07)	$0.51	$(1.46)	$1.42
From discontinued operations	0.28	0.02	0.29	0.03

	$(0.79)	$0.53	$(1.17)	$1.45

Diluted:
From continuing operations	$(1.07)	$0.50	$(1.46)	$1.38
From discontinued operations	0.28	0.02	0.29	0.03

	$(0.79)	$0.52	$(1.17)	$1.41

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	41,988	42,925	41,954	43,523
Diluted	41,988	43,886	41,954	44,534

OPERATING DATA
Interest incurred	$34,544	$30,321	$69,933	$55,750
Interest included in cost of sales	$8,560	$17,410	$22,336	$33,364

WCI Reports Second Quarter 2007 Results

August 22, 2007

WCI Communities, Inc.

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

	For the six months ended June 30,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(49,028)	$62,916
Asset impairment losses and land acquisition termination costs	37,061	4,586
Increase in real estate inventories	(52,826)	(230,537)
Decrease (Increase) in contracts receivable	344,019	(176,150)
Decrease in customer deposits	(101,301)	(39,374)
Decrease in restricted cash	14,266	68,703
Decrease in accounts payable and other liabilities	(75,248)	(66,196)
All other	(30,614)	34,382

Net cash provided by (used in) operating activities	86,329	(341,670)

Cash flows from investing activities:
Additions to property and equipment, net	(14,044)	(27,761)
Proceeds from sale of property and equipment	47,105	—
Other	427	(12,574)

Net cash provided by (used in) investing activities	33,488	(40,335)

Cash flows from financing activities:
Net (repayments) borrowings under debt obligations	(135,681)	405,168
All other	(3,844)	(73,707)

Net cash (used in) provided by financing activities	(139,525)	331,461

Net decrease in cash and cash equivalents	$(19,708)	$(50,544)

WCI Reports Second Quarter 2007 Results

August 22, 2007

WCI Communities, Inc.

Homebuilding Operational Data

(Dollars in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Combined Traditional and Tower Homebuilding

Homes Closed (Units)*	389	627	949	1,228
Net New Orders (Units)	50	287	287	689
Net Contract Values of New Orders	$9,057	$238,438	$165,160	$573,203
Average Selling Price Per New Order, Net	$181	$831	$575	$832

Average Selling Price Per New Order, Gross	$721	$772	$732	$791
Traditional Homebuilding	$698	$691	$698	$722
Tower Homebuilding	$1,148	$1,470	$1,489	$1,355

Traditional Homebuilding
Homes Closed (Units)
Florida	156	304	339	731
Northeast U.S.	37	48	147	99
Mid-Atlantic U.S.	24	20	37	34

Total	217	372	523	864

Revenues, excluding lot revenues
Florida	$122,590	$200,606	$259,805	$432,797
Northeast U.S.	21,405	26,247	80,673	53,996
Mid-Atlantic U.S.	27,288	26,946	44,878	47,268

Total	$171,283	$253,799	$385,356	$534,061

Average Selling Price Per Home Closed
Florida	$786	$660	$766	$592
Northeast U.S.	579	547	549	545
Mid-Atlantic U.S.	1,137	1,347	1,213	1,390

Total	$789	$682	$737	$618

Gross New Orders (Units)
Florida	132	228	347	535
Northeast U.S.	51	110	111	208
Mid-Atlantic U.S.	22	24	51	41

Total	205	362	509	784

Cancellations (Units)
Florida	(75)	(90)	(123)	(145)
Northeast U.S.	(16)	(15)	(25)	(24)
Mid-Atlantic U.S.	(7)	(6)	(10)	(17)

Total	(98)	(111)	(158)	(186)

Net New Orders (Units)
Florida	57	138	224	390
Northeast U.S.	35	95	86	184
Mid-Atlantic U.S.	15	18	41	24

Total	107	251	351	598

Gross Contract Values of New Orders
Florida	$90,455	$161,766	$233,522	$402,884
Northeast U.S.	28,686	56,173	64,478	105,731
Mid-Atlantic U.S.	23,919	32,325	57,426	57,271

Total	$143,060	$250,264	$355,426	$565,886

Contract Values of Cancellations
Florida	$(64,317)	$(52,195)	$(108,181)	$(85,070)
Northeast U.S.	(8,380)	(7,222)	(13,426)	(11,791)
Mid-Atlantic U.S.	(6,792)	(9,399)	(11,315)	(22,467)

Total	$(79,489)	$(68,816)	$(132,922)	$(119,328)

Net Contract Values of New Orders
Florida	$26,138	$109,571	$125,341	$317,814
Northeast U.S.	20,306	48,951	51,052	93,940
Mid-Atlantic U.S.	17,127	22,926	46,111	34,804

Total	$63,571	$181,448	$222,504	$446,558

Gross Average Selling Price Per New Order
Florida	$685	$710	$673	$753
Northeast U.S.	562	511	581	508
Mid-Atlantic U.S.	1,087	1,347	1,126	1,397

Total	$698	$691	$698	$722

WCI Reports Second Quarter 2007 Results

August 22, 2007

Tower Homebuilding
Homes Closed (Units)
Florida	172	255	426	364

Total	172	255	426	364

Revenues
Florida	$(17,078)	$200,586	$38,355	$413,094
Northeast U.S.	19,208	13,848	37,759	20,735

Total	$2,130	$214,434	$76,114	$433,829

Gross New Orders (Units)
Florida	9	41	20	90
Northeast U.S.	2	1	3	7

Total	11	42	23	97

Defaults (Units)
Florida	(67)	(6)	(84)	(6)
Northeast U.S.	(1)	—	(3)	—

Total	(68)	(6)	(87)	(6)

Net New Orders (Units)
Florida	(58)	35	(64)	84
Northeast U.S.	1	1	—	7

Total	(57)	36	(64)	91

Gross Contract Values of New Orders
Florida	$10,356	$57,852	$30,866	$119,438
Northeast U.S.	2,272	3,895	3,385	11,964

Total	$12,628	$61,747	$34,251	$131,402

Contract Values of Defaults
Florida	$(66,261)	$(4,757)	$(89,107)	$(4,757)
Northeast U.S.	(881)	—	(2,488)	—

Total	$(67,142)	$(4,757)	$(91,595)	$(4,757)

Net Contract Values of New Orders
Florida	$(55,905)	$53,095	$(58,241)	$114,681
Northeast U.S.	1,391	3,895	897	11,964

Total	$(54,514)	$56,990	$(57,344)	$126,645

Gross Average Selling Price Per New Order
Florida	$1,151	$1,411	$1,543	$1,327
Northeast U.S.	1,136	3,895	$1,128	$1,709

Total	$1,148	$1,470	$1,489	$1,355

Towers under construction recognizing revenue during the period			11	24

	June 30,
	2007	2006
Combined Traditional and Tower Homebuilding
Aggregate Backlog Contract Values, Traditional and Tower Homebuilding	$635,595	$1,654,696

Traditional Homebuilding
Backlog (Units)	698	1,431
Backlog Contract Values	$525,360	$1,103,944

Tower Homebuilding
Cumulative Units in Backlog	807	1,597
Cumulative Contract Values	$1,053,672	$1,855,924
Less: Cumulative Revenues Recognized	(943,437)	(1,305,172)

Backlog Contract Values	$110,235	$550,752

*	The Company uses the percentage of completion method to recognize revenue on sold tower units. Accordingly, the closing of tower homes corresponds with the collection of contracts receivable.

WCI Reports Second Quarter 2007 Results

August 22, 2007

WCI Communities, Inc.

Reconciliation of Gross Margin

(Dollars in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006
Company Gross Margin
Revenue	$241,761	$527,734	$580,492	$1,096,637

Gross margin	(6,763)	100,162	33,026	227,152
Add back Homebuilding impairment	17,481	4,586	18,126	4,586
Add back Tower impairment	18,498	—	18,948	—

Gross margin excluding impairment	$29,216	$104,748	$70,100	$231,738

Gross margin % as reported	-2.8%	19.0%	5.7%	20.7%
Gross margin % excluding impairment	12.1%	19.8%	12.1%	21.1%

Traditional Homebuilding
Revenue	$178,942	$257,938	$393,152	$545,114

Gross margin	2,255	53,610	37,780	118,954
Add back impairment	17,481	4,586	18,126	4,586

Gross margin excluding impairment	$19,736	$58,196	$55,906	$123,540

Gross margin % as reported	1.3%	20.8%	9.6%	21.8%
Gross margin % excluding impairment	11.0%	22.6%	14.2%	22.7%

Tower Homebuilding
Revenue	$2,130	$214,434	$76,114	$433,829

Gross margin	(16,723)	44,520	(15,888)	99,028
Add back impairment	18,498	—	18,948	—

Total Gross Margin excluding impairment	$1,775	$44,520	$3,060	$99,028

Gross margin % as reported	NM	20.8%	NM	22.8%
Gross margin % excluding impairment	83.3%	20.8%	4.0%	22.8%

NM = Not meaningful

WCI Reports Second Quarter 2007 Results

August 22, 2007

2006/2007 Tower Profile (as of 6/30/07)

	# of Units in Bldg	Projected Sell-out Value	% Sold	% Complete	Average Deposit	HUD Bldg	@	Initial Contract Conversion Date	Tower Construction Start Date	Expected Tower Closing Date[t]	Expected Tower Completion Date[t]
Closed to Date
Anchorage at Jupiter Yacht Club	34	$32M	100%	100%	20%	No		2Q 2004	2Q 2004	Jan-06	1Q 2006
Commodore at Jupiter Yacht Club	22	$21M	100%	100%	20%	No		2Q 2004	2Q 2004	Jan-06	1Q 2006
San Andres at Lost Key	45	$28M	100%	100%	18%	No		4Q 2004	4Q 2004	Feb-06	1Q 2006
Serano at Hammock Bay	116	$68M	100%	100%	20%	No		4Q 2004	3Q 2004	Apr-06	2Q 2006
Navona at The Colony	100	$61M	100%	100%	20%	Yes		2Q 2004	2Q 2004	May-06	2Q 2006
Santo Amaro at Lost Key	45	$27M	96%	100%	18%	No		4Q 2004	4Q 2004	Jun-06	2Q 2006
LaSalbadora at Lost Key	45	$25M	82%	100%	17%	No		4Q 2004	4Q 2004	Aug-06	3Q 2006
One Singer Island	15	$47M	80%	100%	20%	No		2Q 2004	3Q 2004	Nov-06	4Q 2006
Casa at Castella (The Colony)	24	$24M	38%	100%	16%	Yes		3Q 2004	1Q 2005	Nov-06	4Q 2006
Mansion at Castella (The Colony)	24	$25M	63%	100%	15%	Yes		1Q 2005	1Q 2005	Nov-06	4Q 2006
Villa at Castella (The Colony)	24	$27M	42%	100%	17%	Yes		2Q 2005	1Q 2005	Nov-06	4Q 2006
Costa Verano at Jacksonville Beach	100	$95M	95%	100%	20%	No		4Q 2004	3Q 2004	Dec-06	4Q 2006
Tuscany at Hammock Dunes	64	$80M	88%	100%	20%	No		4Q 2004	2Q 2005	Dec-06	4Q 2006
Mosaic at Miami Beach	91	$124M	97%	100%	20%	No		3Q 2004	4Q 2004	Dec-06	4Q 2006
Resort at Singer Island Condo	66	$106M	95%	100%	20%	Yes		3Q 2004	3Q 2004	Mar-07
Resort at Singer Island Condo/Hotel*	229	$151M	100%	100%	20%	Yes		3Q 2004	3Q 2004	Mar-07
Lesina at Hammock Bay	116	$125M	56%	100%	19%	Yes		2Q 2005	3Q 2005	Mar-07
The Galia at Lost Key Marina	70	$50M	56%	100%	19%	No		4Q 2005	4Q 2005	Mar-07
San Anton at Lost Key	54	$38M	72%	97%	19%	No		2Q 2005	3Q 2005	Jun-07
Castillo at Westshore	80	$81M	90%	95%	18%	Yes		3Q 2005	4Q 2005	Jun-07

Totals	1,364	$1,244M	79%	100%	19%

Under Construction
Le Jardin at Hammock Dunes	26	$67M	73%	94%	18%	No		4Q 2005	4Q 2005	Jul-07	2Q 2007
One Bal Harbour Condo	185	$377M	99%	95%	19%	Yes		4Q 2003	2Q 2004	Sept - Oct 07	1Q 2007
One Bal Harbour Condo/Hotel*	115	$111M	100%	95%	20%	Yes		4Q 2004	2Q 2004	Sept - Oct 07	1Q 2007
The Watermark	206	$233M	86%	83%	20%	Yes		2Q 2005	3Q 2005	Oct - Nov 07	3Q 2007
Florencia at The Colony	116	$123M	79%	96%	19%	Yes		3Q 2005	3Q 2005	Sept - Oct 07	4Q 2007
Oceanside B	186	$238M	63%	81%	18%	Yes		3Q 2005	4Q 2005	Feb - Mar 08	1Q 2008

Totals	834	$1,150M	83%	91%	19%

*	Does not count as a separate tower
@	In the event of a default in a HUD building, the company may retain no more than 15% of the total purchase price of the unit. Any additional deposit must be returned to the buyer. NJ limits deposit retention to 10% of total sales price plus options and upgrades costs, not to exceed a total of 15%.
t	Expected closing date based on current construction schedule.

WCI Reports Second Quarter 2007 Results

August 22, 2007

Summary of Land Controlled

June 30, 2007

Region	Remaining Planned Units	Units in Backlog as of 6/30/07	Value in Backlog as of 6/30/07	Spec Units in WIP	Finished Spec and Model Units	Total Units Remaining	% Owned
Traditional Homebuilding (Including Lots)
Florida
Miami / Ft. Lauderdale	1,323	230	$186.7	63	94	936	100%
Naples / Ft. Myers	4,589	109	67.5	75	114	4,291	100%
Palm Beach / Indian River	178	6	14.3	4	17	151	100%
Palm Coast / Jacksonville	24	—	—	5	19	—	100%
Perdido Key	94	—	—	11	1	82	100%
Tampa / Sarasota	4,173	148	118.1	42	106	3,877	50%
Mid-Atlantic	381	34	49.0	9	19	319	79%
Northeast	2,114	171	89.9	21	11	1,911	76%

Traditional Homebuilding Total	12,876	698	525.4	230	381	11,567	79%

Tower Homebuilding
Florida
Miami / Ft. Lauderdale	1,153	420	53.3	69	3	661	85%
Naples / Ft. Myers	1,205	94	3.7	24	113	974	100%
Palm Beach / Indian River	423	15	—	—	28	380	45%
Palm Coast / Jacksonville	290	32	23.8	7	11	240	100%
Perdido Key	1,510	20	—	—	74	1,416	100%
Tampa / Sarasota	846	49	0.0	—	8	789	81%
Mid-Atlantic	284	—	—	—	—	284	100%
Northeast	480	177	29.4	29	—	274	43%

Tower Homebuilding Total	6,191	807	110.2	129	237	5,018	86%

Total Homebuilding
Florida
Miami / Ft. Lauderdale	2,476	650	240.0	132	97	1,597	93%
Naples / Ft. Myers	5,794	203	71.2	99	227	5,265	100%
Palm Beach / Indian River	601	21	14.3	4	45	531	61%
Palm Coast / Jacksonville	314	32	23.8	12	30	240	100%
Perdido Key	1,604	20	—	11	75	1,498	100%
Tampa / Sarasota	5,019	197	118.1	42	114	4,666	55%
Mid-Atlantic	665	34	49.0	9	19	603	88%
Northeast	2,594	348	119.3	50	11	2,185	70%

Total Homebuilding Total	19,067	1,505	635.6	359	618	16,585	82%

Remaining Planned Units

June 30, 2007

	Owned	Optioned	Total Controlled
Traditional Homebuilding	10,207	2,669	12,876
Tower Homebuilding	5,355	836	6,191

Total Homebuilding	15,562	3,505	19,067